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EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                 FOR THE THREE MONTHS                   FOR THE SIX MONTHS
                                                    ENDED JUNE 30                          ENDED JUNE 30
                                                  1997            1996                   1997            1996
                                            ----------------------------------------------------------------------
PRIMARY:

Average shares outstanding                      9,271,387        9,296,006             9,282,959        9,296,006
Net effect of options                              22,487           12,772                18,629           12,772
                                            ----------------------------------------------------------------------
Total                                           9,293,874        9,283,234             9,301,588        9,283,234
                                            ======================================================================

Net income                                     $3,512,000       $2,598,000            $6,754,000       $5,431,000
                                            ======================================================================
Earnings per share                                  $0.38            $0.28                 $0.73            $0.59
                                            ======================================================================

FULLY DILUTED:

Average shares outstanding                      9,271,387        9,296,006             9,282,959        9,296,006
Net effect of options                              23,001           12,772                21,689           13,052
                                            ----------------------------------------------------------------------
Total                                           9,294,388        9,283,234             9,304,648        9,282,954
                                            ======================================================================

Net income                                     $3,512,000       $2,598,000            $6,754,000       $5,431,000
                                            ======================================================================
Earnings per share                                  $0.38            $0.28                 $0.73            $0.59
                                            ======================================================================

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